Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2014 Results and Stock Repurchase Plan

Second Quarter Highlights

  GAAP EPS of $0.23
  Linked Quarter Commercial and Construction Loan Growth
  Solid Deposit Growth
  Asset Quality Improved
  Capital Ratios Continue to Build

LITITZ, Pa.--(BUSINESS WIRE)--July 23, 2014--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the second quarter ended June 30, 2014 of $43.5 million, or $0.23 per diluted share, compared to $37.2 million, or $0.20 per diluted share, for the first quarter of 2014 and $45.6 million, or $0.24 per diluted share, for the second quarter of 2013.

In addition, Susquehanna announced that its Board of Directors has authorized the repurchase of up to 3.5% of total outstanding common shares through December 31, 2014. As of June 30, 2014, Susquehanna had approximately 187.7 million shares of common stock outstanding. As permitted by securities laws and subject to market conditions and other factors, purchases may be made from time to time in the open market or through negotiated transactions. The repurchase program may be discontinued at any time.

“We continued to execute on our strategic plan by growing deposits, commercial loans and branch-based HELOCs while deemphasizing other loan categories, such as residential loans we portfolio,” said William J. Reuter, Susquehanna’s Chairman and Chief Executive Officer. “Also, during the last few years we have been accumulating capital. After careful consideration, we have concluded that our capital position is in excess of our need, and therefore, determined that we should begin returning this excess capital to our shareholders.”

Linked Quarter Results (Second Quarter 2014 vs. First Quarter 2014)

  Loans and leases increased $91.9 million or 0.7% from March 31, 2014 to $13.7 billion at June 30, 2014. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 0.5%.
    Real estate – construction loans increased 4.7%.
    Real estate secured – residential loans were essentially flat.
    Real estate secured – commercial loans increased 0.3%.
    Consumer loans increased 0.7%.
    Leases increased 2.2%.
  Total deposits increased $235.5 million or 1.8% from March 31, 2014 to $13.3 billion at June 30, 2014. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing checking increased 2.9%.
    Interest-bearing checking decreased 0.9%.
    Money market deposits decreased 5.0%.
    Savings deposits increased 0.3%.
    Time deposits increased 9.1%.
  As a result of growth in the deposit portfolio, the loan to deposit ratio decreased to 102.6% for the second quarter of 2014 compared to 103.8% for the first quarter of 2014.
  Net interest margin increased 2 basis points to 3.63% for the second quarter of 2014 compared to 3.61% for the first quarter of 2014. The second quarter of 2014 included a 9 basis point gain from the redemption of a trust preferred security. Net interest margin (excluding purchase accounting) (1) declined 2 basis points to 3.38% for the second quarter of 2014 compared to 3.40% for the first quarter of 2014.

  In the third quarter of 2014, management expects the net interest margin (excluding purchase accounting) (1) to decline slightly, within a range of 3.32% to 3.36%.
  Non-interest income increased to $45.3 million for the second quarter of 2014 compared to $42.1 million for the first quarter of 2014. The second quarter of 2014 included a net realized gain on sale of securities of $3.3 million.

  Excluding the net realized gain on sale of securities in the second quarter of 2014, management expects noninterest income to increase in the third quarter of 2014 due to an anticipated increase in mortgage banking activity and SBA loan sales.
  Non-interest expense increased to $125.2 million for the second quarter of 2014 compared to $123.0 million in the first quarter of 2014.

  Management expects non-interest expenses to increase slightly in the third quarter of 2014.
  The efficiency ratio (1) decreased to 65.63% for the second quarter of 2014 compared to 66.18% in the first quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.85% at June 30, 2014 compared to 0.89% at March 31, 2014.
  The provision for loan and lease losses in the second quarter decreased to $3.0 million compared to $6.0 million in the first quarter of 2014. Net charge-offs for the second quarter increased to $11.4 million, or 0.34% of average loans and leases, compared to $9.5 million, or 0.28% of average loans and leases, for the first quarter of 2014. As a result, the allowance for loan and lease losses was $144.5 million at June 30, 2014, representing 1.06% of total loans and leases and 137% of nonaccrual loans and leases compared to $154.2 million at March 31, 2014, representing 1.14% of total loans and leases and 142% of nonaccrual loans and leases.

Second Quarter Results (Second Quarter 2014 vs. Second Quarter 2013)

  Loans and leases increased $509.4 million or 3.9% from June 30, 2013 to $13.7 billion at June 30, 2014. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 5.8%.
    Real estate - construction loans decreased 2.8%.
    Real estate secured - residential loans increased 1.9%.
    Real estate secured - commercial loans increased 0.6%.
    Consumer loans increased 6.0%.
    Leases increased 22.4%.
  Total deposits increased $550.8 million or 4.3% from June 30, 2013 to $13.3 billion as of June 30, 2014. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing checking increased 0.2%.
    Interest-bearing checking increased 4.2%.
    Money market deposits decreased 2.5%.
    Savings deposits increased 4.6%.
    Time deposits increased 11.8%.
  Loan to deposit ratio decreased to 102.6% for the second quarter of 2014 compared to 103.1% for the second quarter of 2013.
  Net interest margin decreased 25 basis points to 3.63% compared to 3.88% for the second quarter of 2013. Net interest margin (excluding purchase accounting) (1) declined 16 basis points to 3.38% compared to 3.54% for the second quarter of 2013.
  Non-interest income decreased to $45.3 million compared to $49.1 million in the second quarter of 2013.
  Non-interest expense increased to $125.2 million compared to $119.7 million in the second quarter of 2013.
  The efficiency ratio (1) increased to 65.63% compared to 59.57% in the second quarter of 2013.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.85% compared to 0.94% at June 30, 2013.
  The provision for loan and lease losses decreased to $3.0 million compared to $12.0 million for the second quarter of 2013. Net charge-offs as a percentage of average loans and leases increased to 0.34% compared to 0.30% for the second quarter of 2013. The allowance for loan and lease losses was $144.5 million, representing 1.06% of total loans and leases and 137% of nonaccrual loans and leases, compared to $178.6 million at June 30, 2013, representing 1.36% of total loans and leases and 170% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.95% and 12.34%, respectively compared to 1.01% and 14.30%, respectively for the second quarter of 2013.
  Susquehanna’s capital ratios continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.99%, Tier 1 capital ratio of 12.02%, Total risk-based capital ratio of 13.22% and a Leverage ratio of 9.90%, each as of June 30, 2014. Based on a preliminary analysis of the new capital rules approved in July 2013, management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of June 30, 2014 if they had been effective on that date.

  (1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  At June 30, 2014, Susquehanna reclassified approximately $265 million of indirect auto loans from held for investment to held for sale. The loans were transferred to held for sale at their amortized cost basis on the date of transfer and will be measured at the lower of their amortized cost or fair value until the loans are sold or securitized. Amortized cost was lower than fair value as of June 30, 2014. Susquehanna expects to complete a securitization or other off balance sheet transaction involving substantially all of these loans during 2014.
  On July 7, 2014, Standard & Poor’s Ratings Services raised its ratings on Susquehanna, including its long-term issuer credit rating to ‘BBB’ from ‘BBB-’.
  On July 16, 2014, Susquehanna’s Board of Directors declared a second quarter dividend of $0.09 per common share, payable on August 20, 2014 to shareholders of record on August 1, 2014.

Susquehanna will broadcast its second quarter 2014 conference call over the Internet on July 24, 2014, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2014 financial results and may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s website. The event may be accessed by selecting "Investor Relations" near the bottom of the home page and clicking on the second quarter webcast link. To listen to the live call, please go to the website at least 15 minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the website shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18.5 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $8.0 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar words or expressions. The risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; interest rate movements; changes in credit quality; deteriorating economic conditions; market or other events adversely affecting our ability to conduct off-balance transactions; other risks and uncertainties; our success at managing the risks involved in the foregoing items; and the other factors detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Six Months YTD
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Balance Sheet (EOP)
Investments	$2,324,782	$2,445,322	$2,533,456	$2,644,162	$2,494,178	$2,324,782	$2,494,178
Loans and leases	13,667,153	13,575,295	13,576,086	13,376,454	13,157,762	13,667,153	13,157,762
Allowance for loan and lease losses	144,483	154,150	157,608	166,740	178,594	144,483	178,594
Total assets	18,506,626	18,439,682	18,473,489	18,481,150	18,083,039	18,506,626	18,083,039
Deposits	13,314,994	13,079,523	12,869,372	12,721,685	12,764,232	13,314,994	12,764,232
Other short-term borrowings	527,079	584,664	555,740	688,456	706,065	527,079	706,065
Federal Home Loan Bank borrowings	1,127,302	1,229,296	1,531,282	1,593,272	1,161,995	1,127,302	1,161,995
Other long-term debt	360,033	448,521	453,260	457,804	489,002	360,033	489,002
Shareholders' equity	2,796,392	2,755,199	2,717,587	2,679,348	2,644,940	2,796,392	2,644,940

Average Balance Sheet
Investments	$2,395,690	$2,505,937	$2,616,807	$2,584,212	$2,503,991	$2,450,509	$2,553,518
Loans and leases	13,589,533	13,574,526	13,421,474	13,290,513	13,110,128	13,582,071	13,020,246
Total earning assets	16,066,177	16,162,210	16,124,369	15,960,228	15,720,859	16,114,489	15,681,801
Total assets	18,378,127	18,411,873	18,437,954	18,258,982	18,071,466	18,419,028	18,051,408
Deposits	13,131,617	12,874,040	12,806,503	12,794,022	12,867,874	13,003,540	12,754,840
Other short-term borrowings	552,367	671,653	671,923	758,079	728,497	611,681	772,910
Federal Home Loan Bank borrowings	1,174,611	1,387,124	1,502,120	1,285,276	1,041,577	1,280,280	1,098,292
Other long-term debt	396,367	451,267	455,787	475,655	496,240	423,666	502,356
Shareholders' equity	2,768,665	2,726,465	2,679,242	2,642,806	2,648,314	2,753,315	2,631,411

Income Statement
Net interest income	$141,694	$140,064	$142,688	$145,949	$148,097	$281,758	$297,303
Provision for loan and lease losses	3,000	6,000	2,000	5,000	12,000	9,000	24,000
Noninterest income	45,349	42,089	50,666	41,343	49,076	87,438	91,720
Noninterest expense	125,225	123,032	135,672	117,701	119,738	248,257	237,467
Income before taxes	58,818	53,121	55,682	64,591	65,435	111,939	127,556
Provision for income taxes	15,324	15,959	14,341	20,300	19,787	31,283	39,509
Net income	43,494	37,162	41,341	44,291	45,648	80,656	88,047
Basic earnings per common share	0.23	0.20	0.22	0.24	0.24	0.43	0.47
Diluted earnings per common share	0.23	0.20	0.22	0.24	0.24	0.43	0.47
Cash dividends paid per common share	0.08	0.08	0.08	0.08	0.08	0.16	0.08

Asset Quality
Net charge-offs (NCOs)	$11,431	$9,458	$11,132	$16,854	$9,784	$20,889	$29,427

Nonaccrual loans and leases	$105,609	$108,408	$100,815	$101,976	$105,110	$105,609	$105,110
Foreclosed real estate	10,302	11,980	16,555	17,760	18,349	10,302	18,349
Total nonperforming assets (NPAs)	$115,911	$120,388	$117,370	$119,736	$123,459	$115,911	$123,459

Restructured loans	$40,938	$39,555	$72,133	$69,975	$63,822	$40,938	$63,822
Loans and leases 90 days past due	9,190	9,328	9,757	8,655	7,203	9,190	7,203

Credit Quality
NCOs / Average loans and leases	0.34%	0.28%	0.33%	0.50%	0.30%	0.31%	0.46%
NPAs / Loans and leases + foreclosed real estate	0.85%	0.89%	0.86%	0.89%	0.94%	0.85%	0.94%
ALLL / Nonaccrual loans and leases	136.81%	142.19%	156.33%	163.51%	169.91%	136.81%	169.91%
ALLL / Total loans and leases	1.06%	1.14%	1.16%	1.25%	1.36%	1.06%	1.36%

Profitability
Return on average assets	0.95%	0.82%	0.89%	0.96%	1.01%	0.88%	0.98%
Return on average equity	6.30%	5.53%	6.12%	6.65%	6.91%	5.91%	6.75%
Return on average tangible equity (1)	12.34%	11.08%	12.49%	13.67%	14.30%	11.68%	14.09%
Net interest margin	3.63%	3.61%	3.60%	3.72%	3.88%	3.62%	3.92%
Efficiency ratio (1)	65.63%	66.18%	68.84%	61.62%	59.57%	65.90%	59.87%

Per Share Data (EOP)
Closing share price	$10.56	$11.37	$12.84	$12.53	$12.85	$10.56	$12.85
Stated book value per common share	14.90	14.69	14.50	14.31	14.14	14.90	14.14
Tangible book value per common share (1)	7.95	7.73	7.52	7.32	7.13	7.95	7.13
Price/Book Value	70.88%	77.41%	88.52%	87.56%	90.86%	70.88%	90.86%
Price/Tangible Book Value	132.83%	147.09%	170.74%	171.17%	180.22%	132.83%	180.22%
Number of outstanding shares ('000)	187,706	187,590	187,363	187,225	187,023	187,706	187,023

Capital Ratios
Tangible common ratio (1)	8.88%	8.67%	8.44%	8.22%	8.21%	8.88%	8.21%
Tier 1 common ratio	10.99%	10.84%	10.60%	10.41%	10.41%	10.99%	10.41%
Leverage ratio	9.90%	9.72%	9.55%	9.47%	9.42%	9.90%	9.42%
Tier 1 capital ratio	12.02%	11.95%	11.71%	11.52%	11.54%	12.02%	11.54%
Total risk-based capital ratio	13.22%	13.23%	13.04%	12.92%	12.94%	13.22%	12.94%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Assets
Cash and due from banks	$456,917	$389,793	$305,357	$377,730	$367,902
Unrestricted short-term investments	33,369	24,768	37,967	30,663	30,759
Cash and cash equivalents	490,286	414,561	343,324	408,393	398,661
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	1,554	1,689	2,347	2,138	5,356
Restricted short-term investments	43,926	42,993	42,913	44,928	45,341
Securities available for sale	2,183,093	2,299,235	2,375,224	2,483,375	2,343,429
Restricted investment in bank stocks	141,689	146,087	158,232	160,787	150,749
Loans and leases, net of deferred costs and fees	13,600,254	13,505,746	13,503,392	13,300,309	13,005,013
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	66,899	69,549	72,694	76,145	152,749
Less: Allowance for loan and lease losses	144,483	154,150	157,608	166,740	178,594
Net loans and leases	13,522,670	13,421,145	13,418,478	13,209,714	12,979,168
Premises and equipment, net	169,975	170,349	173,542	189,096	187,826
Other real estate and foreclosed assets	11,102	12,943	17,573	18,729	19,319
Accrued interest receivable	38,878	41,594	41,690	41,715	42,665
Bank-owned life insurance	450,318	449,778	449,320	449,419	451,278
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	28,579	30,303	32,262	33,666	35,737
Deferred income tax assets	7,357	5,216	6,472	7,921	7,999
Other assets	141,760	128,350	136,673	155,830	140,072
Total assets	$18,506,626	$18,439,682	$18,473,489	$18,481,150	$18,083,039
Liabilities and Shareholders' Equity
Deposits	$13,314,994	$13,079,523	$12,869,372	$12,721,685	$12,764,232
Federal Home Loan Bank short-term borrowings	1,050,000	1,150,000	1,450,000	1,510,000	1,070,000
Other short-term borrowings	527,079	584,664	555,740	688,456	706,065
Federal Home Loan Bank long-term borrowings	77,302	79,296	81,282	83,272	91,995
Other long-term debt	175,222	250,224	250,227	250,229	250,231
Junior subordinated debentures	146,002	155,022	155,002	154,983	154,964
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	38,809	43,275	48,031	52,592	83,807
Accrued interest, taxes, and expenses payable	72,664	69,404	82,150	101,040	78,211
Deferred income tax liabilities	114,119	75,911	70,308	52,214	31,694
Other liabilities	194,043	197,164	193,790	187,331	206,900
Total liabilities	15,710,234	15,684,483	15,755,902	15,801,802	15,438,099
Shareholders' equity:
Common stock	376,146	375,845	375,353	374,982	374,566
Treasury stock	(3,075)	(2,735)	(2,531)	(1,918)	(1,875)
Additional paid-in capital	1,657,699	1,654,357	1,652,116	1,651,382	1,649,636
Retained earnings	794,864	766,381	744,215	717,850	688,535
Accumulated other comprehensive loss	(29,242)	(38,649)	(51,566)	(62,948)	(65,922)
Total shareholders' equity	2,796,392	2,755,199	2,717,587	2,679,348	2,644,940
Total liabilities and shareholders' equity	$18,506,626	$18,439,682	$18,473,489	$18,481,150	$18,083,039

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Commercial, financial, and agricultural	$2,422,931	$2,411,851	$2,394,847	$2,273,735	$2,289,159
Real estate - construction	748,181	714,291	735,877	765,246	769,722
Real estate secured - residential	4,178,842	4,178,505	4,204,430	4,145,522	4,098,938
Real estate secured - commercial	4,053,990	4,041,989	4,068,816	4,109,329	4,029,454
Consumer	962,618	955,577	953,000	935,117	908,328
Leases	1,300,591	1,273,082	1,219,116	1,147,505	1,062,161
Total loans and leases	$13,667,153	$13,575,295	$13,576,086	$13,376,454	$13,157,762

	Deposits
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Non-interest bearing checking	$1,935,635	$1,880,284	$1,913,526	$1,871,461	$1,931,874
Interest-bearing checking	2,883,679	2,908,507	2,909,376	2,895,027	2,766,831
Money market	3,025,430	3,184,719	3,144,106	3,062,955	3,101,559
Savings	1,136,044	1,132,850	1,077,923	1,065,699	1,086,184
Core deposits	8,980,788	9,106,360	9,044,931	8,895,142	8,886,448
Time less than $100	2,266,815	2,166,207	2,113,209	2,103,650	2,152,539
Time of $100 or more	2,067,391	1,806,956	1,711,232	1,722,893	1,725,245
Total deposits	$13,314,994	$13,079,523	$12,869,372	$12,721,685	$12,764,232

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Commercial, financial, and agricultural	$18,792	$24,529	$16,827	$10,048	$10,810
Real estate - construction	7,428	11,695	13,230	16,497	13,243
Real estate secured - residential	24,740	23,189	23,365	27,878	31,945
Real estate secured - commercial	53,687	47,950	46,147	45,906	48,010
Consumer	43	46	47	177	40
Leases	919	999	1,199	1,470	1,062
Total nonaccrual loans and leases	$105,609	$108,408	$100,815	$101,976	$105,110

	Restructured Loans
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Commercial, financial, and agricultural	$4,228	$5,264	$6,885	$9,609	$9,200
Real estate - construction	322	325	615	331	334
Real estate secured - residential	18,414	16,168	31,623	26,848	23,207
Real estate secured - commercial	16,903	16,681	31,295	31,766	29,482
Consumer	1,071	1,117	1,715	1,421	1,599
Total restructured loans	$40,938	$39,555	$72,133	$69,975	$63,822

	Net Charge-offs (Recoveries)
	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Commercial, financial, and agricultural	$7,274	$3,182	$(480)	$3,731	$8,790
Real estate - construction	(457)	(91)	(3,312)	6,504	(555)
Real estate secured - residential	2,453	2,796	2,724	3,524	2,006
Real estate secured - commercial	730	2,134	11,060	2,007	(1,241)
Consumer	1,013	855	330	726	549
Leases	418	582	810	362	235
Total net charge-offs	$11,431	$9,458	$11,132	$16,854	$9,784

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013

Interest Income:
Loans and leases, including deferred costs and fees	$148,002	$149,538	$151,907	$155,596	$159,986	$297,540	$320,330
Securities:
Taxable	9,104	9,648	10,406	10,641	9,683	18,752	19,943
Tax-exempt	3,439	3,501	3,511	3,527	3,561	6,940	7,155
Dividends	2,134	1,765	1,649	1,297	1,146	3,899	2,312
Short-term investments	23	19	21	16	35	42	71
Total interest income	162,702	164,471	167,494	171,077	174,411	327,173	349,811
Interest Expense:
Deposits:
Interest-bearing demand and savings	4,031	3,962	4,202	4,190	4,513	7,993	9,414
Time	10,246	9,628	9,597	10,229	11,654	19,874	22,886
Federal Home Loan Bank short-term borrowings	4,597	4,621	4,449	3,915	3,452	9,218	6,823
Other short-term borrowings	2,031	2,100	2,146	2,242	2,153	4,131	4,306
Federal Home Loan Bank long-term borrowings	243	245	254	284	303	488	604
Other long-term debt	(140)	3,851	4,158	4,268	4,239	3,711	8,475
Total interest expense	21,008	24,407	24,806	25,128	26,314	45,415	52,508
Net interest income	$141,694	$140,064	$142,688	$145,949	$148,097	281,758	297,303
Provision for loan and lease losses	3,000	6,000	2,000	5,000	12,000	9,000	24,000
Net interest income, after provision for loan and lease losses	138,694	134,064	140,688	140,949	136,097	272,758	273,303
Noninterest Income:
Service charges on deposit accounts	9,294	9,000	9,456	9,514	9,347	18,294	18,019
Vehicle origination and servicing fees	2,915	2,968	3,057	2,907	2,407	5,883	5,761
Wealth management commissions and fees	12,669	12,719	13,048	12,606	13,289	25,388	25,679
Commissions on property and casualty insurance sales	4,214	5,666	4,023	3,872	4,360	9,880	8,902
Other commissions and fees	5,401	5,035	5,077	4,885	4,727	10,436	9,055
Income from bank-owned life insurance	1,672	1,637	1,492	1,493	1,520	3,309	3,028
Mortgage banking revenue	3,004	2,410	2,483	2,237	3,998	5,414	8,108
Capital markets revenue	877	1,240	3,216	111	3,256	2,117	4,158
Net realized gain (loss) on sales of securities	3,293	(8)	(1,343)	2	(71)	3,285	(53)
Realized gain on sale of branch properties	0	0	4,945	0	0	0	0
Other	2,010	1,422	5,212	3,716	6,243	3,432	9,063
Total noninterest income	45,349	42,089	50,666	41,343	49,076	87,438	91,720
Noninterest Expenses:
Salaries and employee benefits	68,325	65,581	70,837	61,879	66,888	133,906	129,502
Occupancy	11,914	13,847	11,727	11,352	11,154	25,761	22,369
Furniture and equipment	4,058	3,944	3,865	3,661	3,747	8,002	7,325
Professional and technology services	7,189	6,070	6,404	7,173	5,831	13,259	11,560
Advertising and marketing	3,567	3,576	3,618	3,319	2,465	7,143	5,765
FDIC insurance	4,925	5,121	6,118	5,421	4,541	10,046	8,339
Legal fees	1,656	1,527	1,968	1,774	1,810	3,183	3,680
Amortization of intangible assets	2,367	2,539	2,803	2,502	3,053	4,906	6,321
Vehicle lease disposal	2,215	2,251	1,216	1,193	1,313	4,466	2,603
Branch consolidation costs	0	0	6,603	0	0	0	0
Other	19,009	18,576	20,513	19,427	18,936	37,585	40,003
Total noninterest expenses	125,225	123,032	135,672	117,701	119,738	248,257	237,467
Income before income taxes	58,818	53,121	55,682	64,591	65,435	111,939	127,556
Provision for income taxes	15,324	15,959	14,341	20,300	19,787	31,283	39,509
Net Income	$43,494	$37,162	$41,341	$44,291	$45,648	$80,656	$88,047

Earnings per common share:
Basic	$0.23	$0.20	$0.22	$0.24	$0.24	$0.43	$0.47
Diluted	$0.23	$0.20	$0.22	$0.24	$0.24	$0.43	$0.47
Cash dividends per common share	$0.08	$0.08	$0.08	$0.08	$0.08	$0.16	$0.08
Average common shares outstanding:
Basic	187,637	187,455	187,186	187,096	186,812	187,547	186,710
Diluted	188,295	188,378	188,078	188,109	187,723	188,296	187,612

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended June 30, 2014			Three Months Ended March 31, 2014			Three Months Ended June 30, 2013			Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$80,954	$23	0.11	$81,747	$19	0.09	$106,740	$34	0.13	$81,909	$41	0.10	$108,037	$71	0.13
Investment securities:
Taxable(1)	2,013,166	11,238	2.24	2,117,969	11,413	2.19	2,107,031	10,830	2.06	2,065,278	22,651	2.21	2,154,321	22,256	2.08
Tax-exempt(1)(2)	382,524	5,291	5.55	387,968	5,388	5.63	396,960	5,478	5.54	385,231	10,677	5.59	399,197	11,008	5.56
Total investment securities	2,395,690	16,529	2.77	2,505,937	16,801	2.72	2,503,991	16,308	2.61	2,450,509	33,328	2.74	2,553,518	33,264	2.63
Loans and leases, (net):
Taxable(3)	13,154,917	144,471	4.40	13,136,268	146,080	4.51	12,690,334	156,561	4.95	13,145,644	290,552	4.46	12,596,683	313,413	5.02
Tax-exempt(2)(3)	434,616	5,432	5.01	438,258	5,320	4.92	419,794	5,326	5.09	436,427	10,752	4.97	423,563	10,697	5.09
Total loans and leases	13,589,533	149,903	4.42	13,574,526	151,400	4.52	13,110,128	161,887	4.95	13,582,071	301,304	4.47	13,020,246	324,110	5.02

Total interest-earning assets	16,066,177	166,455	4.16	16,162,210	168,220	4.22	15,720,859	178,229	4.55	16,114,489	334,673	4.19	15,681,801	357,445	4.60
Allowance for loan and lease losses	(154,710)			(157,444)			(179,273)			(156,070)			(182,075)
Other non-earning assets	2,466,660			2,407,107			2,529,880			2,460,609			2,551,682

Total assets	$18,378,127			$18,411,873			$18,071,466			$18,419,028			$18,051,408

Liabilities
Deposits:
Interest-bearing demand	$5,998,086	3,726	0.25	$6,032,537	3,674	0.25	$5,983,543	4,219	0.28	$6,015,217	7,400	0.25	$5,939,576	8,842	0.30
Savings	1,134,421	305	0.11	1,099,944	287	0.11	1,080,427	294	0.11	1,117,278	592	0.11	1,064,741	572	0.11
Time	4,129,738	10,245	1.00	3,910,698	9,630	1.00	3,892,237	11,653	1.20	4,020,822	19,874	1.00	3,835,477	22,886	1.20
Other short-term borrowings	552,367	2,030	1.47	671,653	2,101	1.27	728,497	2,154	1.19	611,681	4,131	1.36	772,910	4,306	1.12
FHLB borrowings	1,174,611	4,840	1.65	1,387,124	4,866	1.42	1,041,577	3,754	1.45	1,280,280	9,706	1.53	1,098,292	7,427	1.36
Long-term debt(4)	396,367	(138)	(0.14)	451,267	3,849	3.46	496,240	4,239	3.43	423,666	3,712	1.77	502,356	8,475	3.40

Total interest-bearing liabilities	13,385,590	21,008	0.63	13,553,223	24,407	0.73	13,222,521	26,313	0.80	13,468,944	45,415	0.68	13,213,352	52,508	0.80
Demand deposits	1,869,372			1,830,861			1,911,667			1,850,223			1,915,046
Other liabilities	354,500			301,324			288,964			346,546			291,599

Total liabilities	15,609,462			15,685,408			15,423,152			15,665,713			15,419,997

Equity	2,768,665			2,726,465			2,648,314			2,753,315			2,631,411

Total liabilities & shareholders' equity	$18,378,127			$18,411,873			$18,071,466			$18,419,028			$18,051,408

Net interest income / yield on average earning assets		$145,447	3.63		$143,813	3.61		$151,916	3.88		$289,258	3.62		$304,937	3.92
Taxable equivalent adjustment		(3,753)			(3,749)			(3,819)			(7,500)			(7,634)
Net interest income - as reported		$141,694			$140,064			$148,097			$281,758			$297,303

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.
(4)	Includes $3.7 million purchase accounting adjustment on redemption of junior subordinated debt in second quarter of 2014.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Efficiency Ratio
Other expense	$125,225	$123,032	$135,672	$117,701	$119,738	$248,257	$237,467
Noninterest operating expense (numerator)	$125,225	$123,032	$135,672	$117,701	$119,738	$248,257	$237,467

Taxable-equivalent net interest income	$145,447	$143,813	$146,430	$149,683	$151,916	289,258	$304,937
Other income	45,349	42,089	50,666	41,343	49,076	87,438	91,720
Noninterest operating income (denominator)	$190,796	$185,902	$197,096	$191,026	$200,992	$376,696	$396,657
Efficiency ratio	65.63%	66.18%	68.84%	61.62%	59.57%	65.90%	59.87%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,796,392	$2,755,199	$2,717,587	$2,679,348	$2,644,940	$2,796,392	$2,644,940
Goodwill and other intangible assets (1)	(1,265,846)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)	(1,265,846)	(1,265,016)
Tangible common equity (numerator)	$1,530,546	$1,488,796	$1,452,748	$1,415,420	$1,379,924	$1,530,546	$1,379,924

Assets	$18,506,626	$18,439,682	$18,473,489	$18,481,150	$18,083,039	$18,506,626	$18,083,039
Goodwill and other intangible assets (1)	(1,265,846)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,016)	(1,265,846)	(1,265,016)
Tangible assets (denominator)	$17,240,780	$17,173,279	$17,208,650	$17,217,222	$16,818,023	$17,240,780	$16,818,023
Tangible common ratio	8.88%	8.67%	8.44%	8.22%	8.21%	8.88%	8.21%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Return on Average Tangible Equity
Income statement data
Net income	$43,494	$37,162	$41,341	$44,291	$45,648	$80,656	$88,047
Amortization of intangibles, net of taxes at 35%	1,539	1,650	1,822	1,626	1,984	3,189	4,109
Net tangible income (numerator)	$45,033	$38,812	$43,163	$45,917	$47,632	$83,845	$92,156

Average balance sheet data
Shareholders' equity	$2,768,665	$2,726,465	$2,679,242	$2,642,806	$2,648,314	$2,753,315	$2,631,411
Goodwill and other intangible assets	(1,304,736)	(1,306,298)	(1,308,690)	(1,310,155)	(1,312,257)	(1,305,513)	(1,312,458)
Tangible common equity (denominator)	$1,463,929	$1,420,167	$1,370,552	$1,332,651	$1,336,057	$1,447,802	$1,318,953

Return on equity (GAAP basis)	6.30%	5.53%	6.12%	6.65%	6.91%	5.91%	6.75%
Effect of goodwill and other intangibles	6.04%	5.55%	6.37%	7.02%	7.39%	5.77%	7.34%
Return on average tangible equity	12.34%	11.08%	12.49%	13.67%	14.30%	11.68%	14.09%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,796,392	$2,755,199	$2,717,587	$2,679,348	$2,644,940	$2,796,392	$2,644,940
Goodwill and other intangible assets	(1,304,018)	(1,305,742)	(1,307,701)	(1,309,105)	(1,311,176)	(1,304,018)	(1,311,176)
Tangible common equity (numerator)	$1,492,374	$1,449,457	$1,409,886	$1,370,243	$1,333,764	$1,492,374	$1,333,764

Common shares outstanding (denominator)	187,706	187,590	187,363	187,225	187,023	187,706	187,023

Tangible book value per common share	$7.95	$7.73	$7.52	$7.32	$7.13	$7.95	$7.13

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	2Q14	1Q14	4Q13	3Q13	2Q13
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.63%	3.61%	3.60%	3.72%	3.88%
Adjustments for purchase accounting:
Loans and leases	-0.12%	-0.17%	-0.11%	-0.13%	-0.27%
Deposits	-0.03%	-0.03%	-0.03%	-0.04%	-0.06%
Borrowings	-0.10%	-0.01%	-0.01%	-0.01%	-0.01%
Net Interest Margin (excluding purchase accounting)	3.38%	3.40%	3.45%	3.54%	3.54%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548